AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (the "Amendment"), dated as of June ---___, 2006 is entered into by and among Franklin Electric Co., Inc. (the "Borrower"), the financial institutions party hereto (the "Lenders"), and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as Administrative Agent (the "Administrative Agent").

WITNESSETH:

WHEREAS, the Borrower, the Lenders, and the Administrative Agent are parties to a Credit Agreement dated as of September 9, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, the Borrower wishes to amend the Credit Agreement in certain respects and the Lenders and the Administrative Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 2.01(b) of the Credit Agreement, the Borrower has requested an increase in the aggregate Commitments from $80,000,000 to $120,000,000;

WHEREAS, pursuant to Section 2.01(b) of the Credit Agreement, the Lenders and the Administrative Agent have agreed to increase the aggregate Commitments from $80,000,000 to $120,000,000; and

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in Section 1.01 of the Credit Agreement.

Section 2. Amendments to Credit Agreement. Effective as of the date first above written, and subject to the satisfaction of the conditions to effectiveness set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

(a)  Section 1.01 of the Credit Agreement is hereby amended to insert therein the following new defined term in the appropriate alphabetical location:

"First Amendment Effective Date" means June ____, 2006.

(b)  Section 1.01 of the Credit Agreement is hereby amended to restate the definition of "Commitment" in its entirety as follows:

"Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swing line Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $80,000,000.00. As of the First Amendment Effective Date, the aggregate amount of the Lenders' Commitments is $120,000,000.00.

(c)  Schedule 2.01 to the Credit Agreement is hereby amended in its entirety by substituting the amended Schedule 2.01 attached hereto for the original Schedule 2.01 attached to the Credit Agreement.

Section 3.  Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if: (a) the Administrative Agent shall have received executed copies of this Amendment from the Borrower and all of the Lenders required to execute and deliver this Amendment pursuant to the terms of the Credit Agreement; (b) the Administrative Agent shall have received (i) a true and complete copy of those resolutions adopted by the Board of Directors of the Borrower in connection with this Amendment and the transactions contemplated herein, certified by the Secretary of the Borrower, (ii) an incumbency certificate of the Borrower, certified by the Secretary of the Borrower, and (iii) a copy of the Articles of Incorporation of the Borrower, certified as of a recent date by the Indiana Secretary of State.

Section 4. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a)  The Credit Agreement as previously executed constitutes the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms.

(b)  Upon the effectiveness of this Amendment, the Borrower hereby (i) represents that no Default or Unmatured Default exists under the terms of the Credit Agreement, (ii) reaffirms all covenants, representations and warranties made in the Credit Agreement, and (iii) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of any Lender or the Administrative Agent under the Credit Agreement or any related document, instrument or agreement. The Administrative Agent and the Lenders expressly reserve all of their rights and remedies, including the right to institute enforcement actions in consequence of any existing Defaults or Unmatured Defaults not waived hereunder or otherwise at any time without further notice, under the Credit Agreement, all other documents, instruments and agreements executed in connection therewith, and applicable law.

(c)  The Bylaws of the Borrower have not been amended, rescinded or otherwise modified since the Effective Date, and the copy of such Bylaws delivered and certified to the Administrative Agent as of the Effective Date remains true and correct and such Bylaws are in full force and effect as of the First Amendment Effective Date.

(d)  The undersigned officer of Borrower has been duly authorized by all appropriate action of Borrower to execute and deliver this Amendment on behalf of Borrower.

Section 5. Effect on the Credit Agreement.

(a)  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

(b)  Except as specifically amended and modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

(c)  The execution, delivery and effectiveness of this Amendment shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 6. Costs and Expenses. The Borrower agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Administrative Agent) incurred by the Administrative Agent and the Lenders in connection with the preparation, arrangement, execution and enforcement of this Amendment.

Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING, WITHOUT LIMITATION, 73 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

Section 8. Headlines. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 9. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FRANKLIN ELECTRIC CO., INC.

By:
Name: Michael K. Butchko
Title: Treasurer and Assistant Secretary

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), individually and as Administrative Agent,

By:
Name:
Title:

WACHOVIA BANK, N.A.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

AMENDED SCHEDULE 2.01

COMMITMENTS

		Multicurrency
	Commitment	Commitment

JPMorgan Chase Bank, N.A.	$37,500,000	$15,625,000

Wachovia Bank, N.A.	$30,000,000	$12,500,000

Wells Fargo Bank, National Association	$30,000,000	$12,500,000

LaSalle Bank National Association	$22,500,000	$9,375,000